UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2013

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #210 Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2013, the Board of Directors of CardioNet, Inc. (the “Company”) approved the grant of an option to purchase 50,000 shares of the Company’s common stock to Joseph H. Capper, the Company’s President and Chief Executive Officer. The foregoing grant, which will expire on the tenth anniversary of the date of grant, was made under the Company’s 2008 Equity Incentive Plan and will vest in four equal annual installments of 25% commencing on the first anniversary of the grant date, provided that Mr. Capper remains in continuous service through such applicable vesting dates. The Board awarded this grant in recognition of his leadership efforts during fiscal 2012.  The per share exercise price of the option is $2.54, which was the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

February 22, 2013	By:	/s/ Peter Ferola

Name: Peter Ferola
Title: Senior Vice President and General Counsel